                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF DYNEGY INC.
                             AS OF DECEMBER 31, 2001



SUBSIDIARY                                STATE OR JURISDICTION OF INCORPORATION

1.    Dynegy Holdings Inc.                              Delaware
2.    Illinova Corporation                              Illinois
3.    Dynegy Global Communications, Inc.                Delaware
4.    Dynegy Power Corp.                                Delaware
5.    DMT Holdings, Inc.                                Delaware
6.    Dynegy Midwest Generation, Inc.                   Illinois
7.    Illinois Power Company                            Illinois
8.    BG Holding Inc.                                   Delaware
9.    Dynegy Catlin Member, Inc.                        Delaware
10.   Dynegy Northeast Generation, Inc.                 Delaware
11.   Dynegy Roseton, LLC                               Delaware
12.   Dynegy Power Marketing, Inc.                      Texas
13.   DMT Supply Holdings, LLC.                         Delaware
14.   Dynegy Marketing & Trade                          Colorado
15.   DMT Supply, LP                                    Delaware